INDEMNIFICATION AGREEMENT

                  Indemnification Agreement, dated as of this 15th day of August, 1996, by and between Integrated Health Services, Inc., a Delaware corporation ("IHS"), and Integrated Living Communities, Inc., a Delaware corporation ("ILC").

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, ILC is a wholly-owned subsidiary of IHS formed in November 1995 to operate the assisted living and other senior housing facilities owned, leased and managed by IHS;

                  WHEREAS, IHS had entered into negotiations and an agreement in principle to acquire The Standish Care Company ("Standish") (the "Standish Negotiations");

                  WHEREAS, IHS had entered into discussions with Oak Care, L.L.C. ("Oak Care") relating to the possible engagement of Oak Care to develop, on behalf of IHS and ILC, 15-20 assisted living projects in Arizona, Colorado and Nevada (the "Oak Care Negotiations");

                  WHEREAS,  IHS  subsequently   determined  not  to  pursue  the
transactions contemplated by the Standish Negotiations and the Oak Care Negotiations;

                  WHEREAS, Standish has indicated to IHS that it believes IHS and/or its affiliates, including ILC, has, any liability to Standish as a result of the termination of the Standish Negotiations;

                  WHEREAS, Oak Care has indicated to IHS that it believes IHS and/or its affiliates, including ILC, has, any liability to Oak Care as a result of the termination of the Oak Care Negotiations;

                  WHEREAS, IHS believes that it does not have, and none of its affiliates, including ILC, has liability to Standish as a result of the Standish Negotiations or to Oak Care as a result of the Oak Care Negotiations; and

                  WHEREAS, IHS has agreed, at ILC's request, to indemnify and hold ILC harmless from and against any and all liabilities arising out of the Standish Negotiations and the Oak Care Negotiations.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties as set forth herein and other good and




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valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                  1. IHS shall indemnify ILC and hold ILC harmless from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses, (collectively "Liabilities") incurred or suffered by ILC arising out of, based upon or resulting from the Standish Negotiations or the Oak Care Negotiations.

                  2. (a) In the event ILC becomes aware of any action by Standish or Oak Care, or any of their respective successors and assigns (such action being referred to as a "Third Party Claim"), with respect to any matter which may give rise to a claim by ILC for indemnification against IHS under this Agreement, then the ILC shall promptly notify IHS thereof in writing; provided, however, that no delay on the part of ILC in notifying IHS shall relieve IHS from any obligation hereunder unless (and then solely to the extent) IHS thereby is prejudiced.

                     (b) IHS will have the right to defend ILC against the Third Party Claim with counsel of its choice reasonably satisfactory to ILC so long as
(i) IHS notifies ILC in writing within fifteen (15) days after ILC has given notice of the Third Party Claim that IHS will indemnify ILC from and against the entirety of any Liabilities ILC may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of ILC, likely to establish a precedential custom or practice adverse to the continuing business interests of ILC, and (iv) IHS conducts the defense of the Third Party Claim actively and diligently.

                    (c) So long as IHS is conducting the defense of the Third Party Claim in accordance with clause (b) above, (i) ILC may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) ILC will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of IHS (not to be withheld, delayed or conditioned unreasonably), and (iii) IHS will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of ILC (not to be withheld, delayed or conditioned unreasonably).

                  (d) In the event any of the conditions in clause (b) above is or becomes unsatisfied, however, or in the event the named parties to any Third Party Claim (including any impleaded parties) include both IHS and ILC and IHS and ILC shall have been advised by counsel that representation of IHS and ILC by the same counsel would be inappropriate under applicable standards of professional conduct due to actual

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or potential  differing interests between them, then (i) ILC may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and ILC need not consult with, or obtain any consent from, IHS in connection therewith), (ii) IHS will reimburse ILC promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) IHS will remain responsible for any Liabilities ILC may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Agreement.

                  3. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

                  4. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof or thereof in any way.

                  5. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex, telefax or telegraphic communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed (a) if to IHS, at 10065 Red Run Boulevard, Owings Mills, Maryland 21117, Attention: Chief Executive Officer and (b) if to ILC, at Bernwood Centre, 24850 Old 41 Road, Bonita Springs, Florida 34135, Attention:
Chief Executive Officer; or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telexed
(provided the correct answerback has been received) or telefaxed (immediately thereafter confirmed by telephone) or telegraphed, be effective when telexed, telefaxed or delivered to the telegraph company, respectively, or if sent by nationally recognized overnight courier service, be effective one business day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective five days after being mailed by registered or certified mail, return receipt requested, postage prepaid.

                  6. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to or application of any conflicts of laws principles.

                  7. Whenever possible, each provision of this Agreement shall be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality

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or unenforceability  shall not affect any other provision of this Agreement.  If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable as written, a court of competent jurisdiction shall, at any party's request, reform the terms of this Agreement to the extent necessary to cause such otherwise invalid provisions to be enforceable under applicable law.

                  8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

                                     INTEGRATED HEALTH SERVICES, INC.

                                     By:/s/ Marshall A. Elkins
                                        -----------------------------
                                     Name: Marshall A. Elkins
                                     Title: Executive Vice President and General
                                                 Counsel

                                     INTEGRATED LIVING COMMUNITIES, INC.

                                     By: /s/ Edward J. Komp
                                         -----------------------------
                                     Name: Edward J. Komp
                                     Title: President

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